Exhibit h.2

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Rights Offering for Shares of Common Stock

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME

                                         , 2006, UNLESS EXTENDED

Ladies and Gentlemen:

Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”) proposes to issue to holders of record (“Record Date Stockholders”) of its common stock, par value $0.001 per share (the “Common Stock”), at the close of business on the record date (the “Record Date”) set forth in the Prospectus (as defined herein), transferable rights (the “Rights,” and individually, a “Right”) entitling such Record Date Stockholders to subscribe for shares of Common Stock and, subject to certain conditions, additional shares of Common Stock pursuant to an over-subscription privilege (the “Offer”). The shares of Common Stock for which holders of Rights (“Rightholders”) may subscribe pursuant to the Offer are herein referred to as the “shares.” Pursuant to the terms of the Offer, the Company is issuing each Record Date Stockholder one Right for every three shares of Common Stock held. Such Rights entitle Rightholders to acquire, at the subscription price set forth in the Prospectus (the “Subscription Price”), one share for each Right held on the terms and subject to the conditions set forth in the Prospectus. No fractional Shares will be issued. Any Rightholder who fully exercises all Rights held by such Rightholder will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in the final prospectus of the Company in the form filed with the Securities and Exchange Commission pursuant to Rule 497(b) or (h) under the Securities Act (as defined herein), as from time to time amended or supplemented pursuant to the Securities Act and all documents, if any, incorporated by reference therein (the “Prospectus”).

The undersigned, as the dealer managers (the “Dealer Managers”) named in the Prospectus, have entered into a Dealer Manager Agreement dated                         , 2006 with the Company, pursuant to which the undersigned have agreed to form and manage, for purposes of soliciting exercises of Rights pursuant to the Offer, a group of soliciting dealers, including the undersigned, consisting of brokers and dealers who shall be members in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) or any foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if it were a member thereof (the members of such group being hereinafter called the “Soliciting Dealers”). You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity, in accordance with the terms and conditions herein and in your confirmation hereof, to obtain exercises of Rights pursuant to the Offer.

(1) Soliciting and Soliciting Material. Soliciting and other activities by you hereunder shall be undertaken only in accordance with this Agreement, the Securities Act of 1933, as amended (the “Securities Act”). the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Accompanying this Agreement are copies of the following documents: the Prospectus describing the terms of the Offer, a Subscription Certificate and a letter to stockholders. Additional copies of these documents will be supplied in reasonable quantities upon your request. You agree that during the period of the Offer you will not use any solicitation material other than that referred to above and as such may hereafter be furnished to you by the Company through us.

(2) Compensation of Soliciting Dealers. The Dealer Managers have agreed to reallow soliciting fees (“Soliciting Fees”) to qualified brokers or dealers executing Soliciting Dealer Agreements who solicit the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who comply with the procedures described below. Upon timely delivery to American Stock Transfer and Trust, the Company’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, the Dealer Managers will pay to Soliciting Dealers Soliciting Fees equal to 2.0% of the aggregate Subscription Price for the Shares issued pursuant to such exercise of Rights and the Over-Subscription Privilege; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received by the Dealer Managers. The Dealer Managers agree to pay the Soliciting Fees to the broker-dealers designated on the applicable portion of the related Subscription Certificate, if such broker-dealers have executed a confirmation accepting the terms of the Soliciting Dealer Agreements; provided, however, that if, in any case no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the Soliciting Dealer Agreement, the Dealer Managers will retain the Soliciting Fee that would otherwise have been payable in such case. Payment of the Soliciting Fees to qualifying Soliciting Dealers will be made by the Dealer Managers directly to such Soliciting Dealers by U.S. dollar checks drawn upon an account at a bank in New York City. Such payments to such Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made by the Company to the Dealer Managers. Payment to the Dealer Managers by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Managers. Such payments will made on the day after the final payment for the Shares is due as determined pursuant to the Prospectus.

No Soliciting Fees shall be payable to a Soliciting Dealer in respect of any particular exercise of Rights if no Soliciting Dealer is so designated on the Subscription Certificate in the place so provided, or if, in the opinion of counsel for the Dealer Managers, such Soliciting Fees cannot legally be paid in respect of such exercise of Rights because of the provisions of applicable state law or for any other reason. In case of any dispute or disagreement as to the amount of Soliciting Fees payable to any Soliciting Dealers hereunder or as to the proper recipient of any such Soliciting Fees, the decision of the Dealer Managers shall be conclusive. The payment of any Soliciting Fees to Soliciting Dealers shall be the responsibility of the Dealer Managers, but the Dealer Managers shall have no other obligation or liability to any Soliciting Dealer for any obligation of the Company hereunder.

(3) The Offer will expire on the Expiration Date as set forth in the Prospectus. In order for a Soliciting Dealer to receive the Soliciting Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 P.M. New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date, of (a) full payment for such Shares and (b) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights. The Soliciting Fees will only be paid after receipt by the Dealer Managers of a properly completed and duly executed confirmation accepting the terms of the Soliciting Dealer Agreement and by the Subscription Agent of a Subscription Certificate designating the Soliciting Dealer in the applicable portion thereof. In the case of a Notice of Guaranteed Delivery, the Soliciting Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected.

(4) Trading. You represent to the Company and the Dealer Managers that you have not engaged, and agree that you will not engage, in any activity in respect of the Rights or the Shares in violation of the Exchange Act, including Regulation M thereunder. Your acceptance of Soliciting Fees will constitute a representation that you are eligible to receive such Soliciting Fees and that you have complied with the preceding sentence and your other agreements hereunder.

(5) Unauthorized Information and Representations. Neither you nor any person is authorized by the Company or the Dealer Managers to give any information or make any representation in connection with this Agreement or the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Managers, and you hereby agree not to use any solicitation material other than material referred to in this Section 5. Without limiting the generality of the foregoing, you agree for the benefit of the Company and the Dealer Managers not to publish, circulate or otherwise use any other advertisement or solicitation material without the prior written approval of the Company and the Dealer Managers. You are not authorized to act as agent of the Company or the Dealer Managers in any respect, and you agree not to act as such agent and not to purport to act as such agent. On becoming a Soliciting Dealer and in soliciting exercises of Rights, you agree for the benefit of the Company and the Dealer Managers to comply with any applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange, and to perform and comply with the agreements set forth in your confirmation of your acceptance of this Agreement, a copy of the form of which is appended hereto.

(6) Blue Sky and Securities Laws. The Dealer Managers assume no obligation or responsibility in respect of the qualification of the Shares issuable pursuant to the Offer or the right to solicit Rights under the laws of any jurisdiction. The enclosed Blue Sky Letter indicates the states in which it is believed that acceptances of the Offer may be solicited under the applicable Blue Sky or securities laws. Under no circumstances will you as a Soliciting Dealer engage in any activities hereunder in any state in which you may not lawfully so engage. The Blue Sky Letter shall not be considered solicitation material as that term is herein used. You agree that you will not engage in any activities hereunder outside the United States except in jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof.

(7) Termination. This Agreement may be terminated by written or telegraphic notice to you from the Dealer Managers, or to the Dealer Managers from you, and in any case it will terminate upon the expiration or termination of the Offer; provided, however, that such termination shall not relieve the Dealer Managers of the obligation to pay when due any Soliciting Fees payable to you hereunder with respect to Shares acquired pursuant to the exercise of Rights through the close of business on the date of such termination or relieve the Company of its obligations referred to under Section 9 hereof, and shall not relieve you of any obligation or liability under Sections 1, 4, 5, 6, 10 and 11 hereof.

(8) Liability of Dealer Managers. Nothing herein contained shall constitute the Soliciting Dealers as partners with the Dealer Managers or with one another, or agents of the Dealer Managers or the Company, or shall render the Company liable for the obligations of the Dealer Managers or the obligations of any Soliciting Dealers, or shall render the Dealer Managers liable for the obligations of any Soliciting Dealers nor constitute the Company or the Dealer Managers the agent of any Soliciting Dealer. The Company and the Dealer Managers shall be under no liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Offer, except that the Company shall be liable on the basis set forth in Section 9 hereof to indemnify certain persons. You represent that you have not purported, and agree that you will not purport, to act as agent of the Company or the Dealer Managers in any connection or transaction relating to the Offer.

(9) Indemnification. By executing and returning this Agreement, a Soliciting Dealer will be deemed to have agreed to indemnify and hold harmless the Company, the Dealer Managers, the partners, directors, officers, employees and agents of the Company and the Dealer Managers and any person who controls the Company and the Dealer Managers within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (the “Indemnified Persons”) and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or the Dealer Managers or any such person may incur under the Securities Act, the Exchange Act or the Investment Company Act of 1940, the common law or otherwise, insofar as such loss, damage, expense liability or claim arises out of or is based upon any action taken by such Soliciting Dealer under this Agreement or any breach of such Soliciting Dealer’s representations made herein and described above.

(10) Delivery of Prospectus. You agree for the benefit of the Company and the Dealer Managers to deliver to each person who beneficially owns Common Stock registered in your name, and who exercises Rights on a Subscription Certificate on which your name, to your knowledge has been inserted, a Prospectus prior to the exercise of Rights by such person.

(11) Status of Soliciting Dealer. Your acceptance of Soliciting Fees will constitute a representation to the Company and the Dealer Managers that you (i) have not purported to act as agent of the Company or the Dealer Managers in any connection or in any transaction relating to the Offer; (ii) are not affiliated with the Company, (iii) will not accept Soliciting Fees from the Dealer Managers pursuant to the terms hereof with respect to Shares purchased by you pursuant to an exercise of Rights for your own account or the account of any affiliate, other than a natural person, (iv) will not remit, directly or indirectly, any part of any Soliciting Fees to any beneficial owner of Shares purchased pursuant to the Offer, (v) agree to the amount of the Soliciting Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Fees, (vi) have read and reviewed the Prospectus, and (vii) are a member in good standing of the NASD or are a foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if you were a member thereof.

(12) Notices. Any notice hereunder shall be in writing or by telegram and if to you as a Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed, and if to the Dealer Managers:

A.G. Edwards & Sons, Inc.

One North Jefferson

St. Louis, MO 63103

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111

(13) Parties in Interest. The Agreement herein set forth is intended for the benefit of the Dealer Managers, the Soliciting Dealers and the Company.

(14) Confirmation. Please confirm your agreement to become one of the Soliciting Dealers under the terms and conditions set forth herein and in the attached confirmation by completing and executing the confirmation and sending it via facsimile to A.G. Edwards & Sons, Inc., One North Jefferson, St. Louis, Missouri 63103, Attention: Jonathan R. Knauss, Vice President, facsimile number (314) 955-6996.

(15) Governing Law and Time. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Management agreement or, if not defined therein, in the Prospectus.

Remainder of Page Left Intentionally Blank

NOTICE: IF A COPY OF THE CONFIRMATION REFERRED TO IN SECTION 14 HEREOF IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGERS PRIOR TO THE EXPIRATION OF THE OFFER, NO SOLICITATION FEES WILL BE PAYABLE TO A SOLICITING DEALER HEREUNDER.

Very truly yours,

A.G. Edwards & Sons, Inc. as Dealer Manager

By:
Name:
Title:

JMP Securities LLC as Dealer Manager

By:
Name:
Title:

CONFIRMATION

A.G. Edwards & Sons, Inc.

One North Jefferson

St. Louis, MO 63103

Attn: Jonathan R. Knauss

Facsimile: (314) 955-6996

Ladies and Gentlemen:

We hereby confirm our acceptance of the terms and conditions of the letter captioned “Soliciting Dealer Agreement” which was attached hereto upon our receipt hereof (this “Agreement”) with reference to the Offer of Hercules Technology Growth Capital, Inc. described therein.

We hereby acknowledge that we (i) have received, read and reviewed the Prospectus and other solicitation material referred to in this Agreement, and confirm that in executing this confirmation we have relied upon such Prospectus and other solicitation material authorized by the Company and upon no other representations whatsoever, written or oral, (ii) have not purported to act as an agent of the Company or the Dealer Managers in any connection or in any transaction relating to the Offer, (iii) are not affiliated with the Company, (iv) are not purchasing Shares for our own account or the account of any affiliates, other than a natural person, (v) will not remit, directly or indirectly, any part of the Soliciting Fees to any beneficial owner of Shares purchased pursuant to the Offer, and (vi) agree to the amount of the Soliciting Fees and the terms and conditions set forth in this Agreement with respect to receiving such Soliciting Fees. We also confirm that we are a broker or dealer who is a member in good standing of the NASD or are a foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if we were a member thereof.

Signatures begin on the following page

In connection with the Offer, we represent that we have complied, and agree that we will comply, with any applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, any applicable securities or Blue Sky laws and the rules and regulations under the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 and any applicable securities or Blue Sky laws.

Firm Name

By:
Authorized Signature

Address:

DTC Number :

Nominee Name:

Dated:                     , 2006

NOTICE: IF A COPY OF THIS CONFIRMATION IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGERS PRIOR TO THE EXPIRATION OF THE OFFER, NO SOLICITATION FEES WILL BE PAYABLE TO A SOLICITING DEALER HEREUNDER.